UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2005

LANDAMERICA FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-13990	54-1589611
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Gateway Centre Parkway Richmond, Virginia	23235-5153
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 267-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Please see the description in Item 5.02 below regarding the Company’s entry into (a) an employment agreement with Charles H. Foster, Jr., (b) a Restricted Stock Agreement and Cash Unit Agreement with each of Theodore L. Chandler, Jr. and Christine R. Vlahcevic, and (c) a Change of Control Employment Agreement with Ms. Vlahcevic, all dated January 1, 2005. The full text of each of these agreements is attached to this report as Exhibits 10.1 to 10.6 and is incorporated by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement

In connection with the management changes described in Item 5.02 below, the Change of Control Employment Agreement between the Company and Charles H. Foster, Jr., dated February 17, 1999, has been terminated and replaced with Mr. Foster’s new employment agreement effective January 1, 2005.

The Change of Control Employment Agreement with Mr. Foster generally provided that if Mr. Foster had been terminated other than for cause within three years after a change of control of the Company, or if he terminated his employment for good reason within such three-year period or voluntarily during the 30-day period following the first anniversary of the change of control, Mr. Foster would have been entitled to receive “severance benefits.” Severance benefits included a lump sum severance payment equal to three times the sum of Mr. Foster’s base salary and highest annual bonus, together with certain other payments and benefits, including continuation of employee welfare benefits and an additional payment to compensate Mr. Foster for certain excise taxes imposed on certain change of control payments.

Mr. Foster’s new employment agreement contains severance benefits that are substantially similar to the benefits available to Mr. Foster under the terminated Change of Control Employment Agreement, except that the lump sum severance payment to Mr. Foster upon a change of control shall be equal to $5,256,570, representing three times the sum of Mr. Foster’s base salary and annual bonus for the 2004 calendar year.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective January 1, 2005, there has been the following previously announced changes in the Company’s management:

•	Theodore L. Chandler, Jr., 52, has replaced Charles H. Foster, Jr. as the Company’s Chief Executive Officer. and retains the title of President. The Executive Compensation Committee of the Board of Directors of the Company granted Mr. Chandler 5,800 shares of restricted common stock and 4,200 cash units under the Company’s 2000 Stock Incentive Plan. The full texts of the Restricted Stock Agreement and Cash Unit Agreement are attached to this report as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference into this Item 5.02. Mr. Foster, 61, remains Chairman of the Board of the Company and has entered into an employment agreement for a two-year term expiring December 22, 2006. The employment agreement replaces Mr. Foster’s Change of Control Employment Agreement, sets forth Mr. Foster’s duties as Chairman of the Board of the Company and provides for compensation and benefits during the term of the agreement and upon a change of control of the Company. Additional biographical information on Messrs. Chandler and Foster has been previously reported in the Company’s Form 10-K for the fiscal year ended December 31, 2003 under the caption “Executive Officers,” and is incorporated by reference herein. The full text of the employment agreement is attached as Exhibit 10.3 to this report and is incorporated by reference into this Item 5.02.

•	Christine R. Vlahcevic, 42, became the Company’s Senior Vice President and Corporate Controller, replacing John Blanchard who retired December 31, 2004. The Executive Compensation Committee of the Board of Directors of the Company granted Ms. Vlahcevic 1,560 shares of restricted common stock and 1,440 cash units under the Company’s 2000 Stock Incentive Plan. The full texts of the Restricted Stock Agreement and Cash Unit Agreement are attached to this report as Exhibits 10.4 and 10.5, respectively, and are incorporated by reference into this Item 5.02. In addition, the Company entered into a Change of Control Employment Agreement with Ms. Vlahcevic providing for certain severance benefits to be paid to Ms. Vlahcevic if her employment with the Company is terminated within three years after a change in control of the Company, the form of which is attached as Exhibit 10.6 to this report and is incorporated by reference into this Item 5.02. Since October 2000, Ms. Vlahcevic served as Controller of Chesapeake Corporation, an international supplier of specialty value-added paperboard and plastic packaging headquartered in Richmond, Virginia. Prior to joining Chesapeake as a senior financial manager, Ms. Vlahcevic held numerous accounting and financial management positions at AMF Bowling, Inc., Fort James Corporation, and Hat Brands, Inc. Ms. Vlahcevic began her career in 1984 with Coopers & Lybrand before serving as a staff accountant with the Securities and Exchange Commission from 1991 to 1993.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
10.1	Restricted Stock Agreement with Theodore L. Chandler, Jr., dated January 1, 2005.

10.2	Cash Unit Agreement with Theodore L. Chandler, Jr., dated January 1, 2005.

10.3	Employment Agreement with Charles H. Foster, Jr., dated January 1, 2005.

10.4	Restricted Stock Agreement with Christine R. Vlahcevic dated January 1, 2005.

10.5	Cash Unit Agreement with Christine R. Vlahcevic dated January 1, 2005.

10.6	Form of Change of Control Employment Agreement with Schedule of Executive Officers and Multiplier.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAMERICA FINANCIAL GROUP, INC.
(Registrant)

Date: January 6, 2005	By:	/s/ G. William Evans
G. William Evans
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Restricted Stock Agreement with Theodore L. Chandler, Jr., dated January 1, 2005.

10.2	Cash Unit Agreement with Theodore L. Chandler, Jr., dated January 1, 2005.

10.3	Employment Agreement with Charles H. Foster, Jr., dated January 1, 2005.

10.4	Restricted Stock Agreement with Christine R. Vlahcevic dated January 1, 2005.

10.5	Cash Unit Agreement with Christine R. Vlahcevic dated January 1, 2005.

10.6	Form of Change of Control Employment Agreement with Schedule of Executive Officers and Multiplier.